                                                                    EXHIBIT 99.1

         NEW YORK, NY, November 8, 2005 -- Alleghany Corporation (NYSE-Y) reported a net loss from continuing operations in the 2005 third quarter of $105.0 million, or $13.30 per share (per share information throughout is presented on a diluted basis), compared with a net loss of $50.7 million, or $6.48 per share, in the third quarter of 2004. The 2005 third quarter results include net after-tax (after-tax amounts throughout reflect tax at the federal income tax rate) catastrophe losses, including reinsurance reinstatement premiums, of $179.7 million, or $22.77 per share, and net gains on investment transactions after tax of $32.4 million, or $4.11 per share. The net effect of these two items was to reduce third quarter earnings by $147.3 million, or $18.66 per share. Third quarter 2005 earnings from continuing operations before the effect of net after-tax catastrophe losses and net gains on investment transactions after tax were $42.3 million, or $5.36 per share, compared with $49.7 million, or $6.35 per share in the third quarter of 2004.

         2005 third quarter net losses were $92.5 million, or $11.72 per share, compared with net losses of $47.0 million, or $6.00 per share, in the corresponding 2004 period. Net losses for the first nine months of 2005 were $0.2 million, or $0.03 per share, compared with net earnings of $63.8 million, or $8.14 per share, in the corresponding 2004 period. Discontinued operations consist of the operations of Heads & Threads International LLC prior to its disposition in December 2004 and the operations of World Minerals, Inc. prior to its disposition in July 2005.

         Alleghany's common stockholders' equity per share at September 30, 2005 was $228.91, a decrease of 1.9% from common stockholders' equity per share of $233.29 at June 30, 2005, but an increase of 1.1% from common stockholders' equity per share of $226.50 at year end 2004 and an increase of 8.4% from common stockholders' equity per share of $211.25 at September 30, 2004 (all as adjusted for the stock dividend declared in March 2005). On a consolidated basis, cash and invested assets were approximately $3.03 billion at September 30, 2005, an increase of 22.8% from approximately $2.47 billion at December 31, 2004.

         Weston M. Hicks, President and chief executive officer of Alleghany commented, "Hurricane Katrina caused record insurance industry losses in the 2005 third quarter and resulted in large losses at our RSUI subsidiary. In order to ensure that RSUI maintains unquestioned financial strength, Alleghany has contributed $150 million of capital to RSUI during the 2005 fourth quarter. We believe that RSUI is well positioned to respond to a changing property insurance market. The increased hurricane frequency and intensity of the past two years presents a number of challenges for the insurance industry, and requires a review of many of the underwriting assumptions on which the property insurance market is based. RSUI is reviewing and analyzing its catastrophe exposure management approach in an attempt to manage its accumulations of risk such that its loss exposure to major catastrophic events conforms to its established risk tolerances and fits within its reinsurance programs."

         Highlights of Alleghany's results for the three months ended September 30, 2005 and 2004 are as follows:

                                                                                                     Per Share(1)
                                                                                                     ------------
(in millions, except for per share and share amounts)                   2005         2004         2005          2004
                                                                        ----         ----         ----          ----
Loss from continuing operations before income tax                     $(168.3)     $(85.7)      $(21.32)      $(10.95)
                                                                      ========     =======      ========      ========

Net loss from continuing operations                                    (105.0)      (50.7)      (13.30)        (6.48)

Adjustments:

Add:       Net catastrophe losses after tax                             179.7        104.8       22.77         13.38

Deduct:  Net gains on investment transactions after tax                 (32.4)       (4.4)       (4.11)        (0.55)
                                                                      --------     -------      -------       -------


Net earnings from continuing operations, as adjusted (2)                $42.3       $ 49.7       $5.36         $6.35
                                                                        =====       ======       =====         =====

Average number of outstanding shares of common stock (3)                                       7,892,663     7,828,819

(1) Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the "if-converted method."

(2) Adjusted to exclude net catastrophe losses after tax and net gains on investment transactions after tax.

(3)  Adjusted to reflect the dividend of common stock declared in March 2005.

         Highlights of Alleghany's consolidated results for the nine months ended September 30, 2005 and 2004 are as follows:

                                                                                                 Per Share(1)
                                                                                                 ------------
(in millions, except for per share and share amounts)                      2005        2004         2005          2004
                                                                           ----        ----         ----          ----
(Loss) earnings from continuing operations before income tax             $(23.5)      $68.7       $(2.98)        $8.75
                                                                         =======      =====       =======        =====

Net (loss) earnings from continuing operations                             (6.8)       51.2        (0.87)         6.53

Adjustments:

Add:       Net catastrophe losses after tax                               188.8        106.8       23.96         13.60

Deduct:  Net gains on investment transactions after tax                   (63.5)      (28.7)       (8.06)        (3.66)
                                                                          ------      ------       ------        ------

Net earnings from continuing operations, as adjusted (2)                  $118.5      $129.3       $15.03        $16.47
                                                                          ======      ======       ======        ======

Average number of outstanding shares of common stock (3)                                         7,881,121     7,849,829

(1) Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the "if-converted method".

(2) Adjusted to exclude net catastrophe losses after tax and net gains on investment transactions after tax.

(3)  Adjusted to reflect the dividend of common stock declared in March 2005.

         The comparative contributions to earnings from continuing operations before taxes made by Alleghany Insurance Holdings LLC ("AIHL," a holding company for Alleghany's property and casualty insurance businesses consisting of RSUI Group, Inc. ("RSUI"), Capitol Transamerica Corporation ("CATA") and Darwin Professional Underwriters, Inc. ("Darwin")), and corporate activities (consisting of Alleghany Properties LLC and corporate activities at the parent level), were as follows (in millions):

                                      Three Months Ended Sept. 30,           Nine Months Ended Sept. 30,
                                        2005               2004               2005               2004
                                        ----               ----               ----               ----
      AIHL                             $(206.5)           $(81.5)             $(71.3)            $84.4
      Corporate activities                38.2              (4.2)               47.8             (15.7)
                                        ------            -------            -------             -----
      Total                           $(168.3)            $(85.7)            $(23.5)             $68.7
                                      ========            =======            =======             =====

         The comparative pre-tax contributions to AIHL's results made by its operating units RSUI, CATA and Darwin were as follows (in millions, except ratios):

                        Three Months Ended September 30,

                                                  RSUI              CATA         Darwin(1)         AIHL
                                                  ----              ----         ---------         ----
2005

Gross premiums written (2)                        $305.9            $44.1           $43.0          $393.0
Net premiums written (2)                           134.0             41.7            26.0           201.7

Net premiums earned                               $133.1            $39.4           $22.0          $194.5
Loss and loss adjustment expenses                  326.8             18.3            14.9           360.0
Underwriting expenses                               32.7             16.3             6.7            55.7
                                                  ------            -----          ------          ------
Underwriting (loss) profit (3)                  $ (226.4)           $ 4.8           $ 0.4          (221.2)
                                                =========           =====           =====
Interest, dividend and other income                                                                  19.7
Net gain on investment transactions                                                                   4.6
Other expenses                                                                                       (9.6)
                                                                                                  --------
Loss before income taxes                                                                          $(206.5)
                                                                                                  ========

Loss ratio (4)                                     245.5%            46.3%           68.1%          185.1%
Expense ratio (5)                                   24.6%            41.5%           30.3%           28.7%
Combined ratio (6)                                 270.1%            87.8%           98.4%          213.8%

2004

Gross premiums written (2)                        $305.5            $43.7           $25.3          $374.5
Net premiums written (2)                           155.7             39.1            17.2           212.0

Net premiums earned                               $147.5            $37.7          $ 13.4          $198.6
Loss and loss adjustment expenses                  212.2             21.3             8.7           242.2
Underwriting expenses                               23.3             20.9             4.5            48.7
                                                 -------            -----           -----         -------
Underwriting (loss) profit (3)                    $(88.0)           $(4.5)           $0.2           (92.3)
                                                  =======           ======           ====
Interest, dividend and other income                                                                  11.1
Net gain on investment transactions                                                                   6.7
Other expenses                                                                                       (7.0)
                                                                                                  --------
Loss before income taxes                                                                           $(81.5)
                                                                                                   =======

Loss ratio (4)                                     143.9%            56.3%           65.0%          121.9%
Expense ratio (5)                                   15.8%            55.5%           33.8%           24.5%
Combined ratio (6)                                 159.7%           111.8%           98.8%          146.4%

                         Nine Months Ended September 30,

                                                  RSUI              CATA         Darwin(1)         AIHL
                                                  ----              ----         ---------         ----
2005

Gross premiums written (2)                        $902.2           $133.0          $113.5        $1,148.7
Net premiums written (2)                           443.8            126.5            67.3           637.6

Net premiums earned                               $446.8           $119.2           $60.7          $626.7
Loss and loss adjustment expenses                  492.2             56.1            41.4           589.7
Underwriting expenses                               94.1             51.9            18.2           164.1
                                                  ------            -----          ------         -------
Underwriting (loss) profit (3)                   $(139.4)           $11.2           $ 1.1          (127.1)
                                                 ========           =====           =====
Interest, dividend and other income                                                                  48.6
Net gain on investment transactions                                                                  30.4
Other expenses                                                                                      (23.2)
                                                                                                  --------
Loss before income taxes                                                                           $(71.3)
                                                                                                   =======

Loss ratio (4)                                     110.2%            47.1%           68.2%           94.1%
Expense ratio (5)                                   21.1%            43.5%           29.9%           26.2%
Combined ratio (6)                                 131.2%            90.6%           98.1%          120.3%

2004

Gross premiums written (2)                        $907.9           $132.1           $66.1        $1,106.1
Net premiums written (2)                           465.3            118.1            45.8           629.2

Net premiums earned                               $449.8           $111.7          $ 30.0          $591.5
Loss and loss adjustment expenses                  345.6             62.6            19.1           427.3
Underwriting expenses                               70.2             51.7            11.2           133.1
                                                 -------            -----          ------        --------
Underwriting profit (loss) (3)                    $ 34.0            $(2.6)          $(0.3)           31.1
                                                  ======            ======          ======
Interest, dividend and other income                                                                  30.8
Net gain on investment transactions                                                                  42.5
Other expenses                                                                                      (20.0)
                                                                                                  --------
Earnings before income taxes                                                                        $84.4
                                                                                                    =====

Loss ratio (4)                                      76.8%            56.1%           63.6%           72.2%
Expense ratio (5)                                   15.6%            46.3%           37.2%           22.5%
Combined ratio (6)                                  92.4%           102.4%          100.8%           94.7%


(1) Although Darwin is an underwriting manager for Platte River and certain subsidiaries of CATA, Darwin is managed on an operating unit basis and therefore, the results of business generated by Darwin have been separated from CATA's results for purposes of this table.

(2)  Amounts do not reflect the impact of an inter-company pooling agreement.

(3) Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with U.S. generally accepted accounting principles ("GAAP"), and does not include interest, dividend and other income or net gains on investment transactions. Underwriting profit (loss) does not replace net earnings (loss) determined in accordance with GAAP as a measure of profitability; rather, Alleghany believes that underwriting profit (loss), which does not include interest, dividend and other income or net gains on investment transactions, enhances the understanding of AIHL's insurance operating units' operating results by highlighting net earnings attributable to their underwriting performance. With the addition of interest, dividend and other income and net gains on investment transactions, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where such underwriting losses persist over extended periods, an insurance company's ability to continue as an ongoing concern may be at risk. Therefore, Alleghany views underwriting (loss) profit as an important measure in the overall evaluation of performance.

(4) Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5) Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6) The sum of the Loss Ratio and Expense Ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

RSUI recorded an underwriting loss of $226.4 million in the 2005 third quarter, reflecting $276.0 million of pre-tax catastrophe losses, net of reinsurance and reinsurance reinstatement premiums, primarily reflecting the impact of Hurricanes Katrina, Rita and Dennis, compared with an underwriting loss of $88.0 million in the 2004 third quarter, reflecting $158.5 million of pre-tax catastrophe losses, net of reinsurance and reinsurance reinstatement premiums, primarily reflecting the impact of the four 2004 third quarter Florida hurricanes. For the nine months ended September 30, 2005, RSUI recorded an underwriting loss of $139.4 million, reflecting losses from the 2005 third quarter hurricanes, compared with an underwriting profit of $34.0 million for the first nine months of 2004, primarily reflecting strong property results in the first half of 2004, partially offset by the 2004 third quarter hurricane losses.

         RSUI currently estimates that its losses relating to Hurricane Katrina are approximately $150.5 million, after-tax, which reflects pre-tax gross loss and loss adjustment expenses of $1.06 billion, anticipated reinsurance recoveries of $855.8 million and $26.1 million of reinsurance reinstatement premiums. The reinsurance recoveries anticipate the full utilization of RSUI's catastrophe reinsurance treaty and significant utilization of the occurrence limits of its surplus share and per risk reinsurance treaties. Approximately 97.7% of RSUI's reinsurance recoverables balance at September 30, 2005 was due from reinsurance companies having financial strength ratings of A or higher (as of September 30, 2005) by A.M. Best Company, Inc.

         RSUI's current estimate of its losses from Hurricane Katrina was developed after consideration of reported claims, the insured values of properties in the affected areas, modeled losses and application of RSUI's reinsurance coverages. Because of the unprecedented scale of Hurricane Katrina, such estimate involves significant judgment due in part to the limited ability to access portions of the affected area, legal and regulatory uncertainties, determination of loss causation and the preliminary nature of the information available. Accordingly, there can be no assurance that RSUI's ultimate cost for Hurricane Katrina will not exceed its current estimate. RSUI's 2005 third quarter earnings were also adversely impacted by losses from Hurricane Rita, which, net of reinsurance, are estimated to total $26.3 million after-tax and Hurricane Dennis, which, net of reinsurance, are estimated to total $2.4 million after-tax.

         In October 2005, Hurricane Wilma made landfall in Mexico and Florida. RSUI has exposure to Wilma in Florida, but currently does not have sufficient information to estimate its losses.

         The increase in CATA's underwriting profit in the third quarter and first nine months of 2005 compared with the corresponding 2004 periods primarily reflects $2.9 million of pre-tax reductions in prior year loss reserves in the first nine months of 2005 (compared with a $1.4 million increase in prior year loss reserves in the first nine months of 2004) due to lower actual loss emergence than assumed for purposes of setting reserves and a decrease in reinsurance costs. Darwin reported an increase in underwriting profits in the third quarter and first nine months of 2005 from the corresponding 2004 periods, primarily reflecting a significant increase in net premiums earned due to increased levels of gross premiums written across all lines of business, partially offset by increased loss and loss adjustment expenses and underwriting expenses primarily attributable to such premium growth.

         Highlights of results for corporate activities during the three and nine month period ended September 30, 2005 were as follows (in millions):

                                                      Three Months Ended                Nine Months Ended
                                                         September 30,                    September 30,

                                                     2005            2004             2005              2004
                                                     ----            ----             ----              ----
      Revenues                                       $50.9           $7.4            $83.3             $17.6
      Interest expense                                 0.9            0.6              2.5               1.7
                                                      11.8           11.0             33.0              31.6
                                                     ----            ----             ----              ----
      Corporate administration expense

      Earnings (loss) before income taxes            $38.2          $(4.2)           $47.8            $(15.7)
                                                     =====          ======           =====            =======

         Corporate activities' 2005 third quarter results include $45.3 million of net gains on investment transactions before tax as a result of the disposition of 1.0 million shares of common stock of Burlington Northern Santa Fe Corporation, compared with no such gains in the corresponding 2004 period, and corporate activities' results in the first nine months of 2005 include $67.3 million of net gains on investment transactions before tax, compared with $1.7 million in the first nine months of 2004.

         As of September 30, 2005, Alleghany beneficially owned 7.0 million shares, or approximately 1.9 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $418.6 million, or $59.80 per share. The aggregate cost of such shares is approximately $84.5 million, or $12.07 per share.

         Alleghany has previously announced that it may purchase shares of its common stock in open market transactions from time to time. In the third quarter of 2005, Alleghany did not make any such purchases of shares of its common stock. As of September 30, 2005, Alleghany had 7,895,189 shares of common stock outstanding (which includes the stock dividend declared in March 2005).

         Additional information regarding the 2005 third quarter results of Alleghany and its operating units is contained in Alleghany's Report on Form 10-Q for the quarter ended September 30, 2005, which will be filed with the U.S. Securities and Exchange Commission on or before November 9, 2005.

Comment on Regulation G

         This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout the press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany's results.

         In addition to the GAAP presentations of net earnings (loss), Alleghany also shows net earnings (loss) as adjusted to exclude both net catastrophe losses after tax and net gains on investment transactions after tax, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items. Catastrophe losses and gains on investment transactions can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.

         Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany's future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to: risks relating to Alleghany's insurance subsidiaries such as

  o significant weather-related or other natural or human-made catastrophes and disasters;

  o      the cyclical nature of the property casualty industry;

  o the long-tail and potentially volatile nature of certain casualty lines of business written by such subsidiaries;

  o      the availability of reinsurance;

  o      exposure to terrorist acts;

  o the willingness and ability of such subsidiaries' reinsurers to pay reinsurance recoverables owed to such subsidiaries;

  o      changes in the ratings assigned to such subsidiaries;

  o      claims development and the process of estimating reserves;

  o      legal and regulatory changes;

  o      the uncertain nature of damage theories and loss amounts;

  o      increases in the levels of risk retention by such subsidiaries; and

  o adverse loss development for events insured by such subsidiaries in either the current year or prior years.

         Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession, changes in costs, including changes in labor costs, energy costs and raw material prices, variations in political, economic or other factors; risks relating to conducting operations in a competitive environment, effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends, changes in market prices of Alleghany's significant equity investments, tax, extended labor disruptions, civil unrest or other external factors over which Alleghany has no control, and changes in Alleghany's plans, strategies, objectives, expectations or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of Alleghany.

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)


                                                    THREE MONTHS ENDED 9/30/05                      THREE MONTHS ENDED 9/30/04
                                           -----------------------------------------      ----------------------------------------
                                           ALLEGHANY                                      ALLEGHANY
                                            INSURANCE     CORPORATE                        INSURANCE     CORPORATE
                                             HOLDINGS     ACTIVITIES     COMBINED           HOLDINGS     ACTIVITIES    COMBINED
                                           -----------------------------------------      ----------------------------------------
REVENUES
  Net premiums earned                          $194,489            $0      $194,489           $198,606            $0     $198,606
  Interest, dividend and other income            19,658         5,642        25,300             11,094         7,418       18,512
  Net gain on investments transactions            4,595        45,311        49,906              6,688             0        6,688
                                                 ------       -------       -------             ------            --       -----

        Total revenues                          218,742        50,953       269,695            216,388         7,418      223,806

COSTS AND EXPENSES
  Loss and loss adjustment expenses             360,038             0       360,038            242,166             0      242,166
  Commissions and brokerage                      55,738             0        55,738             48,700             0       48,700
  Salaries, administrative and other
    operating expenses                            9,383           577         9,960              6,830           940        7,770
  Corporate administration                          107        11,255        11,362                152        10,147       10,299
  Interest expense                                    0           877           877                  0           585          585
                                                     --          ----          ----                 --          ----         ---

        Total costs and expenses                425,266        12,709       437,975            297,848        11,672      309,520
                                               --------       -------      --------           --------       -------     -------

(LOSS) EARNINGS FROM CONTINUING
  OPERATIONS, BEFORE INCOME TAXES             ($206,524)      $38,244      (168,280)          ($81,460)      ($4,254)     (85,714)
                                              ==========     ========                         =========      ========

INCOME TAX BENEFIT                                                          (63,320)                                      (34,995)
                                                                            --------                                      --------

LOSS FROM CONTINUING OPERATIONS                                            (104,960)                                      (50,719)

DISCONTINUED OPERATIONS
   Operations  (including gain on disposal of 13,714 in 2005)                13,659                                         6,220
   Income taxes                                                               1,188                                         2,505
                                                                             ------                                        ------
EARNINGS FROM DISCONTINUED OPERATIONS, NET                                   12,471                                         3,715
                                                                            -------                                        ------

NET LOSS                                                                   ($92,489)                                     ($47,004)
                                                                           =========                                     =========

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)


                                                    NINE MONTHS ENDED 9/30/05                       NINE MONTHS ENDED 9/30/04
                                           -----------------------------------------      ----------------------------------------
                                           ALLEGHANY                                      ALLEGHANY
                                            INSURANCE     CORPORATE                        INSURANCE     CORPORATE
                                             HOLDINGS     ACTIVITIES     COMBINED           HOLDINGS     ACTIVITIES    COMBINED
                                           -----------------------------------------      ----------------------------------------
REVENUES
  Net premiums earned                          $626,695            $0      $626,695           $591,489            $0     $591,489
  Interest, dividend and other income            48,644        15,954        64,598             30,754        15,850       46,604
  Net gain on investments transactions           30,407        67,343        97,750             42,488         1,735       44,223
                                                -------       -------       -------            -------        ------      ------

        Total revenues                          705,746        83,297       789,043            664,731        17,585      682,316

COSTS AND EXPENSES
  Loss and loss adjustment expenses             589,620             0       589,620            427,280             0      427,280
  Commissions and brokerage                     164,160             0       164,160            133,088             0      133,088
  Salaries, administrative and other
    operating expenses                           22,966         2,197        25,163             19,656         2,696       22,352
  Corporate administration                          308        30,766        31,074                291        28,902       29,193
  Interest expense                                    0         2,542         2,542                  0         1,708        1,708
                                                     --        ------        ------                 --        ------       -----

        Total costs and expenses                777,054        35,505       812,559            580,315        33,306      613,621
                                               --------       -------      --------           --------       -------     -------

(LOSS) EARNINGS FROM CONTINUING
  OPERATIONS, BEFORE INCOME TAXES              ($71,308)      $47,792       (23,516)           $84,416      ($15,721)      68,695
                                               =========     ========                         ========      =========

INCOME TAX (BENEFIT) PROVISION                                              (16,706)                                       17,457
                                                                            --------                                       ------

(LOSS) EARNINGS FROM CONTINUING OPERATIONS                                   (6,810)                                       51,238

DISCONTINUED OPERATIONS
   Operations (including gain on disposal of $12,548 in 2005)                13,006                                        22,043
   Income taxes                                                               6,412                                         9,498
                                                                             ------                                         -----
EARNINGS FROM DISCONTINUED OPERATIONS, NET                                    6,594                                        12,545
                                                                             ------                                        ------

NET (LOSS) EARNINGS                                                           ($216)                                      $63,783
                                                                             ======                                       =======

                              ALLEGHANY CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                      (in thousands, except share amounts)

                                                                                SEPTEMBER 30,
                                                                                   2005                            DECEMBER 31,
                                                                                (unaudited)                           2004*
                                                                             ------------------              -------------------
ASSETS
  Available for sale securities at fair value:
        Equity securities                                                             $773,518                         $645,184
        Debt securities                                                              1,654,036                        1,179,210
  Short-term investments                                                               531,178                          374,391
                                                                             ------------------              -------------------
                                                                                     2,958,732                        2,198,785

  Cash                                                                                  74,788                          267,760
  Notes receivable                                                                      91,535                           91,665
  Accounts receivable, net                                                              17,802                           16,776
  Premium balances receivable                                                          179,958                          203,141
  Reinsurance recoverables                                                           1,621,503                          623,325
  Ceded unearned premium reserves                                                      294,275                          286,451
  Deferred acquisition costs                                                            60,313                           56,165
  Property and equipment - at cost, net of accumulated
     depreciation and amortization                                                      18,246                           15,691
  Goodwill and other intangibles, net of amortization                                  169,627                          172,707
  Deferred tax assets                                                                  112,702                           98,753
  Assets of discontinued operations                                                          0                          336,584
  Current taxes receivable                                                              54,992                                0
  Other assets                                                                          59,803                           59,922
                                                                             ------------------              -------------------
                                                                                    $5,714,276                       $4,427,725
                                                                             ==================              ===================

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
  Losses and loss adjustment expenses                                               $2,557,249                       $1,232,337
  Unearned premiums                                                                    769,878                          751,131
  Reinsurance payable                                                                  135,541                          112,479
  Deferred tax liabilities                                                             211,403                          206,250
  Subsidiaries' debt                                                                    80,000                           80,000
  Current taxes payable                                                                      0                           15,713
  Liabilities of discontinued operations                                                     0                          136,397
  Other liabilities                                                                    152,920                          120,002
                                                                             ------------------              -------------------
      Total liabilities                                                              3,906,991                        2,654,309
  Common stockholders' equity                                                        1,807,285                        1,773,416
                                                                             ------------------              -------------------
                                                                                    $5,714,276                       $4,427,725
                                                                             ==================              ===================


COMMON SHARES OUTSTANDING  (adjusted for stock dividends)                            7,895,189                        7,829,721

* Certain amounts have been reclassified to conform to the 2005 presentation.